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                                                                  EXHIBIT 10.39


                               LEASE AT SOUTHLAKE

         THIS LEASE is made and entered into as of this 30 day of November, 1995, by and between LENEXA INDUSTRIAL PARK, INC., a Kansas corporation, hereinafter referred to as Lessor, and INNOVEX INC., a Delaware corporation, hereinafter referred to as Lessee.

                                  WITNESSETH:

         Lessor, for and in consideration of the rent and other covenants herein contained to be kept and performed by Lessee, does hereby demise, lease, and let to Lessee, and Lessee does hereby rent, hire, and take from Lessor and agrees to occupy in accordance with the covenants hereinafter set forth, the premises described in Exhibit "A" hereto. The premises are known and numbered as 15705 College Boulevard, Lenexa, Kansas 66219 and for purposes of this lease are deemed to contain 15,474 square feet of rentable area.

1.       TERM:
         The original term of this Lease shall commence on the 1st day of January, 1996, and shall continue for FIVE (5), ending on the 31st day of December, 2000. (SEE ADDITIONAL PARAGRAPH 1A.)

         Upon the expiration of the term of this Lease or its other termination, Lessee shall return all keys, remove all of its personal property, and return the premises to Lessor in accordance with the terms of this Lease. Should the last day of this Lease fall on a Sunday or on a legal holiday, the termination shall be on the preceding business day.

         In the event Lessor is unable to deliver possession of the premises to Lessee on the commencement date specified above, the ending date shall be extended for a period equal to the delay in delivery of possession, plus the number of days necessary to end the term on the last day of a month. Lessor and Lessee shall execute an amendment to this Lease setting forth said revised beginning and ending dates. (SEE ADDITIONAL PARAGRAPH 1B.)

         Lessee agrees to vacate the premises on the ending date of the lease term and shall indemnify Lessor from any damages which Lessor incurs from Lessee's delay in vacating the premises. In the absence of any agreement to the contrary, any occupancy of the premises after the ending date of this Lease shall be a "month-to-month" tenancy, subject to all of the terms of this Lease applicable to a month-to-month tenancy except that the basic rent then in effect shall be increased by twenty-five percent (25%).

2.       RENTAL:
         The basic rental for the premises shall be at the rate of (SEE ADDITIONAL PARAGRAPH 2A.) annually, payable in equal monthly installments, without deduction or set off, each due and payable to Lessor on the first day of each and every month of the term hereof in advance. Any rentals or other payments required by this Lease not received by Lessor within ten (10) days after the due date set forth herein shall be subject to a late charge of five percent (5%) of the amount thereof for each month or portion of a month during which said amount remains unpaid. Failure by Lessee to pay said late charge, within ten (10) days after notice from Lessor that it is due shall constitute a default of this Lease by Lessee. Lessor acknowledges receipt of Nine Thousand One Hundred Sixty-Seven and 00/100 Dollars ($9,167.00) paid to Lessor by Lessee concurrently with the execution of this Lease as a deposit, to be applied as rent for the first month of the term hereof. All rental payments and other payments required under this Lease shall be made to Lessor at P.O. Box 411299, Kansas City, Missouri 64141-1299 or at such other place as may be requested by Lessor in writing.

3.       POSSESSION AND CONDITION AT BEGINNING OF TERM:
         Lessor shall use diligence to give possession as nearly as possible at the beginning of the term of this Lease, and rent shall abate pro rata for the period of any delay in so doing, which abatement shall be in full for Lessee's damages therefrom. Lessee has inspected and knows the condition of the premises and accepts the same in their present condition (subject to ordinary wear, tear, and deterioration in the event the term commences after the date hereof and to the rights of present or former occupant, if any, to take his removable property). Lessee acknowledges that neither Lessor, nor Lessor's agent, has


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made any representations or warranties concerning premises or their suitability for Lessee's use, except as is set forth in this Lease.

         Any changes in or to the premises to be accomplished by Lessor shall only be as specifically set forth in Exhibit "B" hereto. Certification of the completion of any such changes by the architect for the building shall be conclusive evidence of such completion.

         Lessor covenants and warrants to Lessee and to Realtor that to its knowledge there are no conditions concerning the property except as set forth on Exhibit "C" hereto related to the existence of asbestos, PCB transformers, or other toxic, hazardous or contaminated substances (hereinafter referred to as hazardous substances), and/or underground storage tanks on or about the premises existing at the date of this Lease.

4.       USE OF PREMISES:
         The demised premises are leased as a commercial facility for the purpose of administrative, data entry, and other general office functions and are not to be used for any other purpose without first having secured the written consent of the Lessor, which consent shall not be unreasonably withheld.

         Lessee agrees to conduct its business in a manner that will not be objectionable to other businesses in SOUTHLAKE including noise, vibration, odor, or fumes. In the event Lessor receives complaints from other businesses in SOUTHLAKE and determines, in its sole reasonable judgment, that Lessee is conducting its operations in a manner so as to be objectionable to such other businesses, Lessee agrees, upon notice from Lessor, to promptly modify the conduct of its operations to eliminate such objectionable operations.

         Lessee shall not use, store, generate, treat, transport, or dispose of any hazardous substance on the premises without first obtaining Lessor's written approval. Lessor may withdraw approval of any hazardous substance at any time, for reasonable cause related to the threat of site contamination, or damage or injury to persons, property or resources on or near the premises. Upon withdrawal of such approval by Lessor, Lessee shall immediately remove the hazardous substance from the premises. (SEE ADDITIONAL PARAGRAPH 4A.)

         For any month in which any hazardous substances have been used, generated, treated, stored, transported or otherwise been present on or about the premises pursuant to the above provisions, Lessee shall provide Lessor with a written report listing the hazardous substances which were present on the premises, all releases that occurred or were discovered on the premises, all compliance activities related to such hazardous substances including any contacts with government agencies or private parties concerning the same. If requested by Lessor, Lessee shall furnish Lessor with copies of all documents and correspondence related to such activities and written reports of any oral contacts relating thereto.

5.       PUBLIC REQUIREMENTS:
         Lessee shall comply with all applicable laws, ordinances, governmental orders and regulations and other public requirements now and hereafter affecting the premises or Lessee's use thereof, including but not limited to the Declaration of Covenants and Restrictions Affecting SOUTHLAKE (attached hereto as Exhibit "D") as the same may be lawfully amended from time to time, and shall save and hold Lessor harmless from expense or damage resuming from failure to do so. (SEE ADDITIONAL PARAGRAPH 5A.)

6.       ASSIGNING AND SUBLEASING:
         Lessee shall not sublet the premises or any part thereof and Lessee shall not assign, transfer, pledge, mortgage or otherwise encumber this Lease, or any portion of the term thereof, without the previous written consent in each instance of Lessor, and Lessee shall furnish to Lessor with each request a copy of such proposed instrument; Lessor agreeing, however, not to arbitrarily withhold consent to subletting for any legitimate business not detrimental to the premises or adjacent property, or occupants thereof, and not more hazardous on account of fire or otherwise, and not creating wear and tear to the premises more than the business for which the premises are herein leased. Permission is, however, granted Lessee to assign this Lease and


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also to sublet the premises to any subsidiary corporation or parent corporation of Lessee, upon giving Lessor written notice of intent so to do. In the event of any assignment or subletting, Lessee shall remain the principal obligor to the Lessor under all covenants of this Lease, and by accepting any assignment or subletting, an assignee or sublessee shall become bound by and shall perform all of the terms, conditions and covenants by which the Lessee hereunder is bound.

7.       INSURANCE:
         Lessor shall, throughout the term of this Lease, maintain fire and extended coverage insurance on the premises leased in an amount equal to the full insurable value thereof, subject to any allowances for coinsurance rating provisions utilized by Lessor. Lessor shall also carry owner's public liability and property damage insurance coverage on the premises with limits not less than $1,000,000 combined single limits. Subject to the provisions of Paragraph 16 hereof, all such insurance shall be for the sole benefit of the Lessor and under its sole control.

Lessee shall comply with all insurance regulations so the lowest insurance rates consistent with the use of the premises permitted by this Lease may be obtained, and shall not permit anything on or about the leased premises which would make void or voidable any insurance now or hereafter on the premises. If, during the term of this Lease, the fire and extended coverage insurance rates are increased, or the amount of insurance coverage is increased in order to comply wish Lessor's obligations contained in this Paragraph 7. Lessee agrees to reimburse Lessor for Lessee's percentage of the amount of such increased insurance cost in any year of the Lease term in excess of the base insurance cost to which this Lease is subject. It is agreed, that the base insurance cost for the leased premises (or for the entire building of which the premises are a part if the premises are a part of a multi-tenant building) is $ 0. Proration shall be made for partial year's occupancy in the first and last year of the Lease term.

8.       TAXES:
         Lessor shall pay all ad valorem taxes and special assessments lawfully levied against the premises during the term of this Lease. Lessee agrees to pay Lessor the Lessee's percentage of the amount of ad valorem taxes and special assessments, if any, levied against the leased premises in any year of the lease term in excess of the base taxes to which this Lease is subject. In the event Lessor retains the services of an attorney or tax consulting firm to attempt to reduce the valuation of the premises for tax purposes, Lessee shall pay Lessor the Lessee's percentage of the cost of said professional services. It is agreed that the base taxes for the leased premises (or for the entire building of which the premises are a part if the premises are part of a multi-tenant building) are $ 0. Proration shall be made for partial years occupancy during the first and last year of the lease term.

9.       MAINTENANCE BY LESSOR:
         Lessor shall keep in repair, ordinary wear and tear excepted, only the roof, foundations, exterior walls (exclusive of inside surfaces, glass, dock bumpers, louvers or doors therein), gutters and downspouts of any building of which the premises are a part and shall also make any repairs required due to fire or other insured casualty, but Lessee shall be responsible for the cost of any of the foregoing repairs resulting from Lessee's negligence or abuse or the negligence or abuse of Lessee's invitees (e.g. delivery truck, etc.), including, but not being limited to, the neglect or abusive handling or storage of hazardous substances, and shall also be responsible for the deductible portion only of any repair covered by Lessor's insurance on the premises. Before any obligation on Lessor to make repairs, Lessor shall first be given written notice of any defects and shall have a reasonable time thereafter to make such repairs; and Lessor shall in no event be liable for damages beyond the actual cost of any repairs Lessor fails to make within a reasonable time after such written notice. Lessee shall reimburse Lessor for Lessee's percentage of the foregoing maintenance costs. Lessor shall also be responsible for such additional maintenance responsibilities, if any, as are set forth in Paragraph 23 of this Lease.

10.      OUTSIDE STORAGE:
         Lessee shall not use any part of the exterior of the premises for outside storage except for proper storage of trash in enclosed metal containers located as directed by Lessor, pending regular pickup of the same.

11.      MAINTENANCE BY LESSEE:
         Subject to the foregoing obligation of Lessor and further subject to the provisions of Paragraph 23 of this Lease, Lessee agrees to take good care of the premises and appur-


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tenances thereto, and to keep them in good repair and sanitary condition, free from filth, and hazardous substances, overloading, danger of fire, or any pest or nuisance, and to keep all mechanical systems in good working order. Lessee shall conduct a continuing program of preventive maintenance covering such mechanical equipment, including regular service and maintenance to heating and air conditioning equipment by competent tradesmen and shall furnish Lessor evidence of such maintenance upon request. Lessee shall not permit any waste of the premises. At the expiration or other termination of this Lease, Lessee shall return the premises to Lessor pursuant to the terms of this Lease, broom clean, and in good and sanitary order, condition and repair, except for such wear and tear as would be normal for the period of Lessee's occupancy and except for damage by fire, explosion or other insured casualty. If Lessee fails to do anything required of Lessee in this paragraph or elsewhere in this Lease within a reasonable time, Lessor may, at Lessor's option, perform the same at Lessee's expense. (SEE ADDITIONAL PARAGRAPH 11A.)

         No spill, deposit, emission, leakage or other release of hazardous substances on the premises shall be deemed to be "wear and tear as would be normal for the period of Lessee's occupancy". Lessee shall be responsible to promptly and completely clean up any such release caused by Lessee, its employees, agents, contractors and invitees as shall occur on the premises during the term of this Lease and shall surrender the premises free of any contamination or other damage caused by such occurrences during the term of this Lease.

12.      ALTERATIONS AND ADDITIONS:
         Lessee shall have the right, at its sole expense, to make non-structural additions, improvements, or modifications to the interior of the premises for the convenient conduct of its business. All such changes shall be made in a good workman-like manner and in accordance with applicable codes and regulations, and shall become a part of the premises; provided, however, that at Lessor's option Lessor may require Lessee to restore the premises to their original condition at the termination of this Lease. Lessee shall give Lessor poor written notice of any alterations, additions, improvements or modifications so made. Any increase in ad valorem taxes or insurance premiums resulting from such improvements shall be the sole responsibility of Lessee.

         Lessee shall have the right to install such machinery, equipment, and business and trade fixtures as it deems necessary, and such items shall remain the property of Lessee and shall be removed at the termination of this Lease, the Lessee repairing any damage occasioned by removal If Lessee shall obtain written consent of Lessor to leave any machinery or like equipment in the premises, then the full title to such machinery and equipment shall thereupon pass to Lessor.

13.      LESSOR'S RIGHT OF ENTRY:
         Lessor, or Lessor's Agent, may enter upon the premises at reasonable hours, upon reasonable prior notice, to examine the same and to do anything required of Lessor hereunder or which Lessor may deem necessary for the good of the premises. Such right of entry and inspection shall not constitute managerial or operational control by Lessor over any actvities of Lessee in the premises. During the last 180 days of this Lease, Lessor may display a sign offering bee premises for sale or for lease, which sign may be affixed in a conspicuous place on the front of the premises.

14.      SIGNS AND ADVERTISEMENTS:
         Lessee shall not install nor permit the installation of any signs in or upon the premises which are visible from the exterior thereof without the written approval of Lessor. All such signs shall be installed in accordance with the terms of such approval and in conformance with applicable laws and regulations and provisions of the Declaration of Covenants and Restrictions Affecting SOUTHLAKE. Lessee shall remove all signs from the premises at the termination of this Lease and shall repair any damage to the premises caused by its signs at as sole cost and expense.

15.      LIABILITY:
         Lessee hereby relinquishes all claims, releases, assumes all risks and agrees to hold Lessor harmless from any liability for any damage done or occasioned by or from any plumbing, wiring, gas, water, steam, sprinkler system, equipment or other pipes, or the bursting, leaking or running of any tank, washstand, water closet, waste pipe or other articles in, above, upon or about the building or premises, or for damage occasioned from or by water, snow, or ice being upon, above or about the premises unless caused by the


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intentional act or omission of Lessor. Lessee also agrees to hold Lessor harmless from any claim, damage, liability or expense (inducing attorneys' fees) incurred by, claimed, or assessed against Lessor in any way occasioned by hazardous substances on the premises or by the negligent or intentional activities of Lessee during or in conjunction with, or arising from Lessee's occupancy of the premises pursuant to this Lease.

         Lessor and Lessee hereby expressly waive any cause of action or right of recovery which either may have hereafter against the other for any loss or damage to the leased premises, or to the contents thereof, from all claims and liabilities arising from or caused by any hazard chat could be covered by a standard fire insurance policy with extended coverage and "all risk" endorsement on the leased premises, or on the contents thereof, and each party hereto shall obtain a waiver from any insurance carrier with which it carrier insurance covering the leased premises, or the contents thereof, releasing its subrogation rights as against the other party, and upon request by either party evidence of said waiver shall be furnished by each party hereto to the other party.

         Lessee agrees to save and hold Lessor harmless from any claim, damage, liability, or expense arising from any injury, (including death) to persons or damage to property occurring in, on or about the premises arising out of the use or occupancy of the premises by Lessee. Lessee shall maintain in effect throughout the term of this Lease, general public liability insurance covering the premises, and including the Lessor as an additional insured, with combined single limits not less than $1,000,000.00. (SEE ADDITIONAL PARAGRAPH 15A.)

         All merchandise and property in or about the premises shall be at Lessee's sole duty and risk and Lessee does hereby now and forever relinquish all claims, release, and agree to hold Lessor harmless from any claims for damages thereto or any of same, howsoever caused.

16.      DAMAGE BY CASUALTY:
         If, during the term hereof, or previous thereto, the premises or any building of which the premises are a part shall suffer damage by fire, explosion, providential means, or any other casualty to the extent that the premises or building cannot reasonably be repaired within 120 days after date of such damage, or to such an extent that under the then existing laws, orders, ordinances or other public requirements the same cannot be repaired to substantially the same form and with substantially the same materials as before such damage, then the term hereby created shall terminate as of the date of such damage and rent shall cease as of the date of such damage, with proportionate refund of any prepayment, on condition Lessee forthwith surrenders the premises to Lessor. If this Lease is not so terminated, then Lessor shall repair the premises as soon as practicable with due diligence, placing the same in as good condition as they were just before such damage, and rent shall abate pro rata and in proportion to untenantability of the premises from the time of such damage until restoration of the premises by Lessor. It is further agreed that the period for reconstruction shall be extended for such time during which strikes, riots, civil commotion, governmental intervention, acts of God, or any other contingency beyond Lessor's control shall delay the construction. In case of such damage, whether this Lease is thereby terminated or not, Lessee shall remove all of the rubbish and debris of Lessee's property within five (5) days after written request by Lessor, and if this Lease is not thereby terminated. Lessee shall not do anything to hinder or delay Lessor's work of repair, and will cooperate with Lesson such work. Lessor shall not be liable for inconvenience to Lessee by making repairs to any part of the premises or building, nor for the restoration of any improvements made by Lessee. nor for the restoration of any property of Lessee. Notwithstanding anything herein to the contrary in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the premises requires that the insurance proceeds be applied to such indebtedness, then Lessor shall have the right to terminate this Lease by delivering written notice of termination to Lessee, whereupon all rights and obligations hereunder shall cease and terminate.

17.      DEFAULT:
         If there be default in payment of any rent or in any other of Lessee's obligations hereunder or if the premises be abandoned or vacated, and if such default or condition shall continue after ten (10) days' notice, or thirty (30) days notice for non-monetary defaults, in writing, from Lessor to Lessee to make good such default or correct such condition, Lessor may, at Lessor's option, at any time thereafter while such default or condition continues, without further notice or demand, declare His Lease terminated and enter upon and repossess the premises free of this Lease; or Lessor may, at Lessor's option in the event


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the premises be abandoned or vacated, enter upon and repossess the premises without judicial proceedings, or in the event the premises are not abandoned or vacated Lessor may obtain possession of the premises by summary proceedings, such as by an action for rent and possession (it being understood that rent and possession is only an example of a summary proceeding and is not intended to limit the type of summary proceeding this right would extend to), Lessee hereby acknowledging that the repossession of the premises without judicial proceedings as aforesaid or the obtaining of possession by summary proceedings as aforesaid (and any subsequent judgment entered as a result of such a proceeding), shall not terminate the Lease and shall not absolve the Lessee from liability for rent for the remainder of the term; Lessee hereby acknowledging that in the event Lessor receives possession by abandonment, agreement or by summary proceeding, possession has been obtained and retained by Lessor as Agent of the Lessee and Lessor is authorized to relet the premises as Agent for the balance of the term of this Lease, for a shorter or longer term, at such rental as Lessor deems fit, and may receive the rents therefor, applying the same first to the payment of the expense of such reletting and second to the payment of rent due and to become due under this Lease, Lessee remaining liable for and agreeing hereby to pay Lessor any deficiency. Provided, however, if any such default be other than for non-payment of money and it would take more than to thirty (30) days to cure the same, Lessor shall not be entitled to terminate this Lease or enter upon the premises for such default if Lessee begins the cure of such default within said Thirty (30) days and prosecutes the cure thereof with due diligence to completion. If any proceedings under the present or any other Bankruptcy Code, including but not being limited to voluntary or involuntary straight bankruptcy proceedings, arrangements or reorganizations, be instituted by or against Lessee, or if a receiver or trustee be appointed for or ordered to dispose of Lessee's business or property, or if Lessee makes any assignment or conveyance for benefit of creditors, the same shall constitute a breach of this Lease and Lessor shall forthwith on such breach be entitled to collect damages therefor as provided by law, and, in addition thereto, Lessor shall, to the extent permitted by law, have the right of termination, entry and repossession as above, in this paragraph set forth.

18.      EMINENT DOMAIN:
         If the premises or any substantial part thereof shall be taken by any competent authority under the power of eminent domain, or a conveyance thereof be made in lieu of or in anticipation of the exercise of such power, or if the premises or any substantial part thereof be acquired for any public or quasi-public use or purpose, the term of this Lease shall cease and terminate upon the date when the possession of said premises or the part thereof so taken shall be required for such use or purpose and without apportionment of the award, and Lessee shall have no claim against Lessor for the value of any unexpired term of this Lease. In said event, rent at the then current rate shall be apportioned as of the date of the termination. No money or other consideration shall be payable by the Lessor to the Lessee for the right of cancellation and the Lessee shall have no right to share in the condemnation award or in any judgment for damages caused by the taking. Nothing in this paragraph shall preclude an award being made to Lessee for loss of business or depreciation to and cost of removal of equipment or fixtures.

19.      UTILITIES:
         Except as set forth in Paragraph 23 hereof, Lessee shall contrast in its own name and pay for all charges for water, sewer charges, gas, heat, oil, electricity, fuel, telephone and other utilities used in or serving the premises during the term of this Lease.

20.      MECHANIC'S LIENS:

         Lessee will not permit any mechanic's liens, or other liens, to be placed upon the premises or any building improvement thereon during the term hereof, and in case of the filing of any such lien, Lessee will promptly pay same; provided, however, that Lessee shall have the right to contest the validity or amount of any such lien upon posting security with Lessor which in Lessors sole reasonable judgment is adequate to pay and discharge any such lien in full if held valid. If Lessee fails to pay or otherwise discharge any lien after thirty (30) days' notice from Lessor that a lien has been filed, Lessor shall have the right and privilege at Lessor's option of paying the same or any portion thereof without inquiry as to the validity thereof, and any amounts so paid, including expenses and interest, shall be immediately due by Lessee to Lessor and shall be paid promptly upon presentation of bill thereof.

21.      MORTGAGES AND ESTOPPEL CERTIFICATES:
         This Lease shall be subject and subordinate to any mortgage or deed or trust now or at any time hereafter constituting a lien or charge upon the premises or the improve-


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ments situated thereon. Lessee shall at any hereafter on demand execute any instruments, releases or other documents which may be required by any such mortgagee for the purpose of subjecting and subordinating this Lease to the lien of any such mortgage. (SEE ADDITIONAL PARAGRAPH 21A.)

         Lessee shall at any time and from time to time, upon not less than (10) days' prior request by Lessor, execute, acknowledge and deliver to Lessor a statement in writing certifying that (i) this Lease is unmodified and in full force and effect (or if there have been modifications that the same is in full force and effect as modified and identifying the modifications, (ii) the dates to which the base rent and other charges have been paid, and (iii) so far as the person making the certificate knows, Lessor is not in default under any provisions of this Lease (or if there are defaults, specifying the defaults). It is intended that any such statement may be relied upon by any person proposing to acquire Lessor's interest in this Lease or the premises, or any prospective mortgagee of, or assignee of any mortgage upon such interest or the premises.

22.      SECURITY DEPOSIT:
         Lessee agrees to deposit on the date hereof the sum of Fourteen Thousand One Hundred Eighty-Four and 00/100 Dollars ($14,184.00), which sum shall be held by Lessor, without obligation for interest, as security for the performance of Lessee's covenants and obligations under this Lease; it being expressly understood that such deposit is not an advance rental deposit or a measure of Lessor's damages in case of Lessee's default. Upon the occurrence of any event of default by Lessee, Lessor may, from time to time, without prejudice to any other remedy provided herein or provided by law, use such fund to the extent necessary to make good any such default, or any damage, expense, or liability caused by such default, and Lessee shall promptly pay to Lessor on demand the amount as applied in order to restore the security deposit to its original amount. Failure of Lessee to restore the security deposit, as set forth above, within ten (10) days from demand by Lessor shall constitute an act of default under this Lease. If Lessee is not then in default hereunder, the balance of such deposit shall be returned by Lessor to Lessee upon termination of this Lease and return of the premises to Lessor in accordance with the terms thereof.

23.      DEFINED SERVICES BY LESSOR TO LESSEE:
         It is agreed chat for purposes of this Lease, Lessee occupies 36.14% of the floor space in the building of which the premises are a part (Lessee's percentage) and 11.35% of the floor space in the project in which the premises are located (Lessee's CAM percentage).

         (a) Lessor shall furnish and pay for water, fire sprinkler charges and normal trash removal used in and servicing the building of which the premises are a part and Lessee shall reimburse Lessor for Lessee's usage of said services. If Lessee's usage reasonably exceeds normal usage in the building as measured by floor space occupied by Lessee, Lessor may levy an appropriate surcharge to properly reflect Lessee's usage of said utilities and services.

         (b) Lessor shall also furnish other services for the benefit of Lessee pertaining to the building and the project of which the premises are a part such as landscaping and paving maintenance, maintenance to project and tenant signage, snow removal, exterior lighting, and charges levied pursuant to the Declaration of Covenants and Restrictions to which the premises are subject and Lessee shall reimburse Lessor for Lessee's CAM percentage of such costs incurred by Lessor on Lessee's behalf.

             It is agreed that Lessee's payment to Lessor for paving maintenance during the original term of this Lease shall be $ 774.00 annually, payable as set forth in 23(f) below. Lessor reserves the right to equitably adjust said payment during extensions of said original term. In consideration of such payment, Lessor agrees to be responsible for all paving maintenance in the project of which the premises are a part and Lessee shall bear no additional cost for paving maintenance unless the same is occasioned by Lessee's abuse of paved areas serving the premises.

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        (e) It is specifically understood that Lessor's performance of any of the defined services set forth in this Paragraph 23 shall not extend to the assumption of any of Lessee's responsibilities under this Lease related to hazardous substances as the same are defined and covered throughout this Lease.

        (f) Promptly following execution of this Lease, and on or about the commencement of each calendar year during the term of this Lease, Lessor shall notify Lessee of the estimated annual amount of Lessee's cost of the reimbursements for defined services called for in this Paragraph 23 and including Paragraphs 7, 8, and 9 hereof, and Lessee shall pay one-twelfth (1/12) of said amount as additional rent with each monthly installment of basic rent due under this Lease.

         As near as possible following the end of each calendar year, Lessor shall furnish Lessee with a statement of Lessee's reimbursements called for in this Paragraph 23 and Lessee shall pay the balance due, if any, upon receipt of statement therefor, or shall receive credit in the coming year for any excess paid by Lessee during the previous year.

24.      WAIVER:
         A waiver by Lessor of any default or breach hereunder shall not be construed to be a continuing waiver of such default or breach, nor as a waiver or permission, expressed or implied, of any other or subsequent default or breach. All waivers must be in writing and no course of conduct shall establish a custom or confer any rights upon Lessee.

25.      NOTICES:
         Unless otherwise designated by like notice in writing by either party to the other, notices required herein shall be sent by registered or certified mail as follows:

         To Lessor:   Lenexa Industrial Park, Inc.
                      1220 Washington
                      Kansas City, Missouri 64105

         To Lessee:   Innovex Inc.
                      11250 Corporate Avenue
                      Lenexa, Kansas 66219
                      Attn: Life Starbird

Notices so mailed shall be deemed duly given upon mailing, postage prepaid, addressed as above indicated.

26.      SUCCESSORS:
         All of the terms, covenants and conditions of this Lease shall apply and inure to the benefit of, and be binding upon the parties hereto, and upon their respective successors in interest and legal representatives, except as otherwise provided herein.

27.      QUIET POSSESSION:
         Lessor covenants with Lessee that Lessee, on paying the rent herein required to be paid and performing the covenants herein contained, shall and may peaceably and quietly have, hold and enjoy the premises during the term of this Lease.

28.      PROCUREMENT OF THIS LEASE:
         It is understood by the parties hereto that this Lease has been negotiated by The Zimmer Companies, Inc., hereinafter called Realtor. It is understood that said Realtor has acted in the capacity of Agent for the Lessor and both Lessor and Lessee acknowledge that said Realtor and no other was the procuring cause of this Lease. Lessor agrees to pay said Realtor, and no other, a commission for services rendered herein in accordance with written agreement between Lessor and Realtor named herein.


                   Page 8 - Defined Service Lease (SOUTHLAKE)
                                      9IZM2

         It is understood that the above named Realtor, or members of the above named Realtor firm, have a financial interest in the ownership of the premises covered by this Lease.

29.      ATTORNEY'S FEES:
         If any action at law or in equity shall be brought to enforce any of the covenants, terms or conditions of this Lease, the prevailing party shall be entitled to recover from the other party, as part of the prevailing party's costs, reasonable attorney's fees, the amount of which shall be fixed by the court, and shall be made a part of any judgment or decree rendered.

30.      DEFINITIONS:
         (a)      HAZARDOUS SUBSTANCE

         "Hazardous Substance(s)" shall mean any substance which at any time shall be listed as "hazardous" or "toxic" under the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. Section 9601 et seq., as amended and the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. Section 6901 et seq., as amended, or in the regulations implementing such statutes, or which has been or shall be determined at any time by any agency or court to be a hazardous or toxic substance regulated under any other applicable laws (as hereinafter defined). The term "hazardous substance(s)" shall also include, without limitation, raw materials, building components, the products of any manufacturing or other activities on the premises, wastes, petroleum products, or special nuclear or by-product material as defined by the Atomic Energy Ad of 1954, 42 U.S.C. Section 3011, et seq., as amended.

         (b)       APPLICABLE LAW(S)

         "Applicable Law(s)" shall include, but shall not be limited to, CERCLA, RCRA, the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq., the Clean Air Act, 42 U.S.C. Section 7401 et seq., as amended, and the regulations promulgated thereunder, and any other federal, state and/or local laws or regulations, whether currently in existence or hereafter enacted or promulgated, that govern or relate to:

         (1) The existence, cleanup and/or remedy of contamination of property;

         (2) The protection of the environment from spilled, deposited or otherwise emplaced contamination.

         (3)      The control of hazardous or toxic substances or wastes; or

         (4) The use, generation, discharge, transportation, treatment, removal or recovery of hazardous or toxic substances or wastes, including building materials

31.      LEASE CONSTITUTES ENTIRE CONTRACT:
         Each party to this Lease acknowledges that this Lease constitutes all of the agreements between the parties hereto, and that no representations, warranties, or other covenants are included except as set forth herein, and this Lease shall not be recordable, but a "Memorandum of Lease" in usual and customary form will be executed and acknowledged by the parties, upon request of either party, which may be recorded.


                  Page 9 - Defined Service Lease (SOUTHLAKE)
                                     9IZM2

               IN WITNESS WHEREOF, Lessor and Lessee have executed this Lease Agreement or have caused it to be executed by their respective authorized representatives the day and year first above written. Each of the persons executing this Lease represent that they are authorized to execute the same on behalf of the party for whom they have executed hereafter.

                                             INNOVEX INC.

                                             /s/ Janet H. Parkey
----------------------------                 -----------------------------------------------------
                                             By: /s/ Janet H. Parkey   Lessee
                                             -----------------------------------------------------
                                             Title:  Vice Pres. - Finance & Support Services



                                             LENEXA INDUSTRIAL PARK, INC.

                                             /s/ Hugh J. Zimmer
----------------------------                 -----------------------------------------------------
                                              By: Hugh J. Zimmer                            Lessor


         For the provisions of Paragraph 3, POSSESSION AND CONDITION AT BEGINNING OF TERM, and Paragraph 28, PROCUREMENT OF THIS LEASE, only, the undersigned Realtor is made a party to this Contract.

                                             THE ZIMMER COMPANIES, INC.

                                             /s/ Hugh J. Zimmer
 ----------------------------                -----------------------------------------------------

This lease consists of 12 pages, together with attached Exhibits "A", "B", "B-1.1", B-1.2", "B-2", "C" and "D".

                   Page 10 - Defined Service Lease (SOUTHLAKE)
                                     9IZM2

                         ADDITIONAL PARAGRAPHS TO LEASE

LESSEE: INNOVEX INC.
LESSOR: LENEXA INDUSTRIAL PARK, INC.

1A.     TERM:
        Lessee is hereby granted the option of terminating this Lease Agreement at one time during the term hereof. The following termination schedule shall apply and shows the date in which written notification of Lessee's desire to terminate shall be delivered to Lessor along with the effective date of the termination, as well as the corresponding termination penalty which shall be paid by Lessee to Lessor on the effective date of said termination.

     Notification Date         Effective Date            Termination Penalty
    By Lessee to Lessor        of Termination         Paid by Lessee to Lessor
    -------------------        --------------         ------------------------
       June 30, 1998          December 31, 1998              $56,736.00

1B.     TERM
        In the event Lessor is unable to deliver possession of the premises to Lessee, with Lessor's work as set forth on Exhibit "B" substantially completed, by March 1, 1996, Lessee shall have the right to terminate this Lease by notice thereof to Lessor. Lessor will use its best efforts to prepare the Northeast area of the space including the reception area and restrooms in a tenantable condition by January 1,1996.

2A.     RENTAL:
        Basic rental for the premises shall be the following:

                   Period                                   $/Month
        --------------------------------                 -------------
        January 1, 1996 - June 30, 1996                     $ 9,167.00
        July 1, 1996 - December 31, 1996                    $11,458.00
        January 1, 1997 - June 30, 1997                     $12,830.00
        July 1, 1997 - December 31, 2000                    $14,184.00

4A.     USE OF PREMISES:
        Notwithstanding the foregoing, Lessee shall have the right to use hazardous substances in insubstantial amounts, in the ordinary course of the operation of an office.

5A.      PUBLIC REQUIREMENTS:
         It is expressly acknowledged and agreed by the Lessor that the responsibility for and cost associated with causing the exterior common areas of the building and property to comply with Title III of the Americans with Disabilities Act ("ADA") are the Lessor's.

11A.    MAINTENANCE BY LESSEE:
        Notwithstanding the foregoing, Lessee's obligations under this paragraph shall be limited to such mechanical equipment, utility lines and other facilities which serve the premises exclusively.

15A.    LIABILITY:
        Lessor agrees to save and hold Lessee harmless from any claim, damage, liability or expense arising from any injury (including death) to persons or damage to property occurring in, on or about the premises, to the extent caused by or arising out of the activities of Lessor, its employees, agents, contractors, servants or invitees.

21A.    MORTGAGES AND ESTOPPEL CERTIFICATES:
        As a condition of any subordination of this Lease to any mortgage or deed of trust at any time hereafter constituting a lien or charge upon the premises, or the improvements situated thereon, the holder of any such mortgage or deed of trust shall be required to agree in writing with Lessee that so long as Lessee is not in default of its obligations under this Lease beyond the period, if any, provided herein for the cure of such default, Lessee's possession of the premises and its estate under this Lease shall not be disturbed by reason of a foreclosure of such mortgage or deed of trust or conveyance in lieu thereof.

32.     PREFERENTIAL RIGHT TO LEASE ADJACENT SPACE:
        Lessee is granted a preferential right to lease the 12,025 rentable square feet which are currently under lease to VisualTools, Inc. by Lease dated February 10, 1993 and are

                   Page 11 - Defined Service Lease (SOUTHLAKE)
                                     9IZM2
adjacent to the premises in the building of which the premises are a part as the same may become available for lease to third parties and occupancy from time to time during the term of this Lease. At such time as said adjacent floor space becomes available for lease, Lessor shall notify Lessee of said availability stipulating the amount of space available, the rental, and other terms by which Lessor is agreeable to lease said space. For a period of twenty (20) days following receipt of said notice, Lessee shall have the right to lease said adjacent space upon the terms offered, or upon such other terms as Lessor and Lessee may agree. If Lessor and Lessee have failed to execute a lease covering said adjacent space within twenty (20) days from the date of Lessor's notice of availability, this preferential right shall automatically expire without further notice and Lessor shall have the right to lease said adjacent space to others without regard to this preferential right except if Lessor is willing to accept a cash rental less than ninety percent (90%) of the cash rental specified in Lessor's notice to Lessee. Lessor shall then give a second notice to Lessee specifying said revised terms and Lessee shall have an additional ten (10) day period following receipt of said second notice in which to lease said adjacent space upon the revised terms offered.

         This preferential right granted to Lessee is subject to the provisions of a Lease between Lessor and Bankline MidAmerica, Inc., dated February 25, 1991, which grants to Bankline MidAmerica, Inc. a preferential right to lease space which is adjacent to their premises on the east.

33.     OPTION TO RENEW:
        Provided Lessee is not then in default of any of the provisions hereunder and this Lease has not been terminated or canceled under any other provisions hereof, it is agreed that the Lessee shall have the option to extend the original term hereof for one (1) additional and consecutive five (5) year term commencing with the end of the original term. The five (5) year term shall be referred to hereinafter as the extended term. In the even Lessee exercises this option, all terms and conditions of this Lease shall be applicable to the extended term except for basic rental, which shall be adjusted as set forth hereafter.

In the event Lessee wishes to extend the term as set forth above, Lessee shall give written notice to Lessor of its intent to so extend at least six (6) months prior to the expiration of the original term.

Basic rental for the extended term shall be at the rate of One Hundred Ninety Five Thousand Seven Hundred Forty Four and 00/100 Dollars ($195,744.00) annually, payable in equal monthly installments of Sixteen Thousand Three Hundred Twelve and 00/100 Dollars ($16,312.00).


                   Page 12 - Defined Service Lease (SOUTHLAKE)
                                     9IZM2

                       [THE TECH CENTER AT SOUTHLAKE MAP]

                                  EXHIBIT "B"

                            Southlake Tech Center #1
                               15705 College Blvd
                               Lenexa, Kansas 66219

                                  [FLOOR PLAN]

                                  [FLOOR PLAN]



                                   EXHIBIT B1
                                  [SPACE PLAN]

                                  [FLOOR PLAN]

                                  EXHIBIT B-1.1
                                 [WALL FINISHES]

                                    [LEGEND]
                                  [FLOOR PLAN]



                                 EXHIBIT B-1.2
                        [ADDITIONAL ELECTRICAL OUTLETS]

                                   EXHIBIT B-2

                             Outline Specifications
                                   for Innovex

                           Southlake Tech Building #1
                               15705 College Blvd.
                               Lenexa, Kansas 66219

- The Lessor will procure all necessary building permits as required by the City of Lenexa in order to expedite occupancy for the Lessee.

- The premises, prior to occupancy will be cleaned and left in a state that will allow the Lessee to occupy the premises. All carpeted areas will be vacuumed and cleaned as required. All restrooms and public areas will be cleansed and sanitized. All VCT flooring will be cleaned and waxed. All interior windows will be cleaned. All walls and doors/frames will be cleaned as required. All cleaned as required.

- Demolition of existing walls as noted on the attached Exhibit B will be removed by Lessor. Areas requiring repair and patch back will be performed in a good workmanlike manner and in a standard conforming to good quality commercial construction.

-        Wood blocking and backing as required will be installed.

- Demolition areas receiving new acoustical ceiling will have 3-1/2 blanket insulation installed.

- All new roof penetrations for new mechanical equipment installed by the Lessor will be performed as required by the roofing manufacturer to insure proper warranty continuance.

- All existing and new doors installed will be equipped with lever style door hardware.

- Drywall surfaces requiring patching and repair will be performed prior to final wall finish. Final wall finishes shall be installed as outlined on Exhibit B-1.1. Wallcovering shall be Koroseal Palais Antique 8921-10 Walls as indicated to receive paint shall he painted Sherwin Williams Interior Latex Paint. Walls and door frames shall be painted with SW 1305.

- New acoustical ceilings installed will be standard 2x4x5/8" non-directional ceiling tile as manufactured by Armstrong or equal. Acoustical grid system shall be Armstrong Series 200.

- New 4" rubber cove base with toe will be installed on all new and existing partitions. Color to be #64 Smoke.

- Floor areas to receive VCT shall be the rear vestibule area, telephone, room, janitor closet, and breakroom. Tile shall be 12x12x1/8" Armstrong or equal.

- Carpeted areas will he furnished with new 26 oz. Level Loop Direct glue carpet as manufactured by Holleytex. Carpet shall be Holleytex 730 Blue Suede. Areas with existing ceramic file or quarry tile shall remain.

- The existing fire protection system will be modified to accommodate the revised floor plan and shall be performed in conformance with NFPA and the City of Lenexa Codes Enforcement and Fire Department.

- The base HVAC system will be modified to accommodate a Parker Control Zoning System. Ten zones of control will be included. The existing demolished area will have a new 5 ton combination roof top unit installed. The existing will be modified to be in conformance with ASHRAE standards for this location.

- All existing light fixtures will be modified with T8 lamps with electronic ballast, and paracube lenses. All lighting in general open office areas will be controlled by motion sensor devices. Emergency and exit lights will be installed as required by building codes and the fire department. New electrical devices to be installed shall be installed as indicated on Exhibit B-1.2. Exact locations shall be determined by Lessee prior to installation.

                                                           EXHIBIT"C"


                                 NO EXCEPTIONS.

                                  Exhibit "D"


                                   DECLARATION
                                 WITH RESPECT TO
                                  COVENANTS AND
                                  RESTRICTIONS
                                    AFFECTING
                                    SOUTHLAKE



                                [SOUTHLAKE LOGO]

DECLARATION
WITH RESPECT TO
COVENANTS AND RESTRICTIONS
AFFECTING SOUTHLAKE

THIS DECLARATION is made as of this 1st day of April, 1986 by LENEXA INDUSTRIAL PARK, INC., a Kansas Corporation, (hereinafter called Declarant).

WHEREAS, this Declaration relates to a tract of land situated in the City of Lenexa, County of Johnson, State of Kansas, legally described as set forth in
Exhibit 1 hereto, fee simple title to which is vested in Declarant, hereinafter referred to as the Entire Tract; and,

WHEREAS, Declarant proposes to develop said tract as an integrated business development for office, commercial and limited industrial purposes, and desires to fix and establish certain covenants, conditions and restrictions upon and subject to which the Entire Tract, or any part thereof, shall be improved, held, leased, sold and/or conveyed.

NOW, THEREFORE, Declarant, as owner of the land described in Exhibit 1 hereto, for itself and its successors and assigns, hereby declares as follows:

ARTICLE 1
CERTAIN DEFINITIONS

1.01 The following terms shall, except where the context otherwise requires, have the respective meanings hereinafter specified:

         (a) The term "BUILDING" shall mean any structure which (i) is permanently affixed to the land, (ii) has one or more floors and a roof, and (iii) is bounded by either an open area or the lot lines of a Building Site. A Building shall not include such structures as billboards, fences, or radio towers, or structures with interior surfaces not normally accessible for human use, such as tanks, smokestacks, or similar structures.

         (b) The term "BUILDING LINE" shall have the meaning given to such term in Section 4.01 hereof.

         (c) The term "BUILDING SITE" shall mean a portion of the Entire Tract on which a Building is erected or on which a Building could be constructed within the terms of this Declaration. If a Building is one of a group of Buildings constructed upon a contiguous portion of the Entire Tract according to an integrated plan approved by the Trustees, then the portion of the Entire Tract utilized for such development may be designated a Building Site for purposes of these Restrictions.

         (d) "COMMON PROPERTIES" shall mean and refer to those areas of land shown on any recorded plat or its equivalent, or any area of land designated by recorded document in Johnson County, Kansas, comprising a portion of the Entire Tract which are identified thereon as "Common Properties of the Southlake Association."

         (e) The term "DECLARANT" shall mean Lenexa Industrial Park, Inc., a Kansas corporation, its successors and assigns.

         (f) The term "FLOOR AREA" shall mean the aggregate area of all floors within all Buildings erected on any Building Site. Each floor shall be measured to the

ARTICLE 1
CERTAIN DEFINITIONS

1.01     (f)      exterior side of each outside wall where such floor extends to an outside wall and shall be measured to the interior side of the supporting pillars or walls where such floor does not extend to an outside wall. The term "Floor Area" shall not include truck ramps or shipping or delivery areas situated outside any Building, improvement or other structure.

         (g) The term "PERSON" shall mean an individual, corporation, trust, partnership or unincorporated organization.

         (h) The term "RECORD OWNER" shall mean the owner at the time of any part of the Entire Tract as shown on the records of the Recorder for the County of Johnson, State of Kansas, as of the date of any action to be taken by such Record Owner under the provisions of this Declaration, and shall also mean and include any person designated in writing, whether in a lease or otherwise, by any such Record Owner to act in the manner provided herein with complete authority and in the place of such owner in the matter for which action is taken.

         (i) The term "RESTRICTIONS" shall mean the covenants, conditions and restrictions upon and subject to which the Entire Tract, or any part thereof, shall be improved, held, leased, sold and/or conveyed, all as hereinafter set forth.

         (j) The term "SIGN" is any writing (including letter, word, or numeral); pictorial representation (including illustration or declaration); emblem (including device, symbol or trademark); flag (including banner or pennant); or any other figure of similar character, which (i) is a structure or any part thereof, or is attached to, painted on or in any other manner represented on a Building or other structure, (ii) is used to announce, direct attention to, or advertise, and (iii) is visible from outside a Building. A Sign shall include writing, representation, or other figure of similar character within a Building only when regularly visible from outside the Building. The following shall not he deemed to be a Sign within the meaning as hereinabove set forth: (i) signs of a duly constituted governmental body, including traffic or regulatory devices, legal notices or warnings; (ii) small signs displayed for the direction or convenience of the public, including signs which identify restrooms, freight entrances or the like, but these shall also be subject to the approval of the Trustees.

         (k) The term "STRUCTURE" shall mean any physical object temporarily or permanently affixed to the land, except grass, shrubbery, trees or other landscaping.

         (1) The term "SUBSIDIARY" shall mean any corporation at least a majority of the outstanding voting stock of which shall at the time he owned by a Record Owner.

         (m) The term "TRUSTEE" shall mean those persons selected and elected as members of the Board of Trustees as hereinafter provided.

         (n) The term "UNAVOIDABLE DELAYS" shall mean strikes, lockouts, acts of God, casualty, boycotts, governmental restrictions, war, national emergency, inability to obtain labor or materials or other cause beyond the reasonable control of the Record Owner or the person claiming under such Record Owners; provided, however, lack of funds or financing shall not be deemed an Unavoidable Delay.

ARTICLE 2
GENERAL PURPOSES OF RESTRICTIONS

2.01 The Entire Tract is hereby subjected to the Restrictions for the following purposes:

         (a) To encourage development in a manner which is free from danger of fire, explosion, toxic and noxious matter and other hazards, and from offensive noise, vibration, smoke, dust, odorous matter and other objectionable influences.

         (b) To protect the Entire Tract against congestion by limiting the bulk of Buildings in relation to the land around them and to one another, and providing for off-street parking and loading facilities.

         (c) To promote the proper and most desirable use and development of the various parts of the Entire Tract in accordance with a well considered plan.

         (d) To conserve the value of Building Sites and Buildings of Owners in the Entire Tract.

         (e) To protect against construction of improvements on Building Sites which are of poor design or quality and to encourage construction of improvements utilizing good quality and attractive material and good architectural and planning standards, compatible with other improvements in the Entire Tract.

         (f) To ensure compliance with all applicable federal, state and local laws and regulations.

         (g) To provide for the continuing care and maintenance of all land, Buildings and Structures in the Entire Tract so that Southlake may be, and continue to be, a location which provides an aesthetically pleasing workplace for Record Owners, their tenants, employees and invitees.


ARTICLE 3
REVIEW AND APPROVAL OF IMPROVEMENTS

3.01 No Building or Structure, or other improvement including, but not limited to, any signs, poles or towers, paved areas or fences shall be erected, placed or altered on any Building Site in the Entire Tract until the plans and specifications therefor, and a plot plan showing the location thereof on the particular Building Site and a landscaping plan shall have been submitted to and approved in writing by the Trustees. In reviewing such plans, specifications and plot plans, the Trustees shall give consideration to conformity and harmony of exterior design with existing Buildings, Structures and other improvements in the Entire Tract, and to the location of existing Buildings, Structures and other improvements on the Building Site, giving due regard to the anticipated use thereof, as the same may affect adjoining Buildings, uses and operations, and as to location of such proposed Buildings, Structures and improvements with respect to topography, grade and finished ground elevation. In the event the Trustees fail to approve or disapprove such plans, specifications, and plot plans, in writing, within sixty (60) days after the same have been submitted to the Trustees, then such plans, specifications, and plot plans shall be deemed to have been approved, provided, however, that lack of approval by the Trustees shall not waive any express covenant contained herein.

3.02 Neither the Trustees, nor Declarant, nor any member, employee or agent of any of them shall be liable to any Record Owner or tenant or to anyone else submitting plans for approval, or to any other action in connection with its or their duties hereunder.

ARTICLE 3
REVIEW AND APPROVAL OF IMPROVEMENTS

3.02 Likewise, anyone so submitting plans to the Trustees for approval, by submitting such plans, and any person when he or it becomes a Record Owner or tenant, agrees that he or it will not bring any action or suit to recover any damages against the Trustees, Declarant or any member, employee or agent of any of them, arising or in any way connected with this Declaration or the approval or failure to approve any plans submitted by anyone.

3.03 After approval of aforementioned plans and specifications by the Trustees, no deviation shall be made during construction which would materially change the scope of the improvements, and no changes in exterior quality or appearance of the improvements shall be made without written approval of the Trustees.

3.04 The Trustees may require all or any part of the following information be submitted to them in connection with their consideration of any plans, submittal or application:

         (a) Architectural plans for the proposed building or structure, which shall include outline specifications designating materials and mechanical, electrical and structural systems, and samples of external colors.

         (b) A site plan for traffic engineering analysis, showing the location and design of buildings, driveways, driveway intersections with streets, parking areas, loading areas, maneuvering areas and sidewalks designated.

         (c) A grading plan and planting plan, including screen walls and fences for analysis of adequacy of visual screening, erosion control, drainage and landscape architectural design, together with plan for automatic underground sprinklering system.

         (d)      A site plan showing utilities and utility easements.

         (e) Plans for all signs to be erected, including details of materials, location, design, size, color and lighting.

         (f) Plans showing exterior illumination of the Building, as well as parking and loading areas.

         (g) A description of the proposed business operation in sufficient detail to permit judgment (i) of the extent of any noise, odor, glare, vibration, smoke, dust, gases, hazard, radiation, radioactivity or liquid wastes that may be created; and (ii) as to whether or not the proposed operation includes only uses permitted under the terms of any existing zoning ordinances and this Declaration and other laws and governmental regulations.

         (h) Any other information as may he reasonably requested by the Trustees in order to insure compliance with the covenants contained herein.

3.05 The Trustees shall have the right to approve a variance in conformance to these Restrictions which does not, in the sole reasonable judgment of the Trustees, violate the spirit and intent of the Restrictions.

3.06 Once The Trustees have approved plans and specifications for a Building or other Structure and such Building or other Structure has been constructed in conformity with

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

ARTICLE 3
REVIEW AND APPROVAL OF IMPROVEMENTS

3.06 such plans and specifications, the approval shall not be withdrawn and such Building or other Structure shall thereafter be deemed to be in compliance with these Restrictions as then in effect or thereafter amended.

ARTICLE 4
BUILDING AND SETBACK LINES

4.01 Except as hereinafter provided, no Building or other Structure shall at any time be erected on a Building Site nearer than one hundred feet (100') to the right-of-way line of College Boulevard, or to Santa Fe Trail Drive, or nearer than fifty feet (50') to the right-of-way line of any other street adjoining the Building Site. Likewise, no Building or other Structure shall be nearer than thirty feet (30') to any side boundary line or rear boundary line of such Building Site, except as provided herein. The foregoing are designated as a Building Line.

4.02 No parking or loading areas nor vehicle maneuvering areas shall at any time be constructed or maintained nearer than thirty feet (30') to the right-of-way line of any street adjoining the Building Site nor nearer than fifteen feet (15') to any other side or rear boundary line of a Building Site, but the same may be permitted on other portions of a Building Site between the property line and the Building Lines.

4.03 Incidental structures, such as flagpoles, light standards, sign standards, meter pits, fire hose houses, sidewalks, patios and similar accessory Structures, may be permitted between property lines and Building Lines upon the written approval of the Trustees.

4.04 Except as provided above, the area between property lines and Building Lines shall be used for landscaped areas, lawn, driveways to parking and loading areas, and walks in accordance with other provisions of this Declaration.

ARTICLE 5
PARKING AND LOADING

5.01 No parking of automobiles, trucks, trailers, or other vehicles will be permitted on any public or private streets in the Entire Tract, and it will be the responsibility of each Record Owner to provide sufficient parking and loading facilities on its Building Site at least to the minimum standards set forth herein, and each Record Owner shall be responsible for compliance with the provision of this Article by its employees, customers, visitors, invitees, and motor carriers serving the Building Site. Each Record Owner shall keep available on its Building Site paved areas, or land for future permitted paved areas, at least as set forth below:

         (a) Four (4) parking spaces per thousand (1,000) square feet of Floor Area devoted to office, administrative, or similar purposes.

         (b) Four (4) parking spaces per thousand (1,000) square feet of Floor Area devoted to retail or commercial purposes.

         (c) Two (2) parking spaces per thousand (1,000) square feet for Floor Area devoted to distribution or manufacturing purposes.

5.02 No loading dock or loading door used for the frequent receipt or shipment of goods or materials shall be erected fronting on any public street without the written permission

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

ARTICLE 5
PARKING AND LOADING

5.02 of the Trustees. Any loading docks or loading doors so permitted shall be constructed so that any exposed sides of a loading space so created shall be appropriately and effectively screened by landscaping or otherwise and to the extent considered reasonable by the Trustees. The front of the loading space so created shall be screened by landscaping or berms so as to minimize view from public streets and adjacent Building Sites as determined by the Trustees.

5.03 All portions of any Building Site used for driveways, parking areas and loading areas shall be paved with a dustfree, all-weather surface at least equal to the required specifications of the City of Lenexa and shall be kept in a good condition and state of repair.

5.04 With respect to any Building devoted to industrial purposes and involving the frequent loading and unloading of products and materials at the Building Site on which such Building is erected, the Record Owner shall provide, or reserve land for future provision, off-street loading space on the basis of space for loading and unloading one (1) truck for the first ten thousand (10,000) square feet of Floor Area devoted to such industrial purposes and space for loading and unloading one (1) additional truck for each succeeding twenty thousand (20,000) square feet of Floor Area devoted to such industrial purposes. A truck loading space shall have a minimum horizontal width of eleven feet six inches (11' 6"), a minimum depth of sixty feet (60') and a minimum vertical clearance of fourteen feet (14').

ARTICLE 6
BUILDING CONSTRUCTION

6.01 All Buildings erected on a Record Owner's Building Site shall be masonry construction or its equivalent, or better as determined by the Trustees.

6.02 Exterior walls of Buildings shall be finished with face brick, stone, modern metal paneling with enduring finish, glass, concrete panels painted or finished with a permanent and attractive surface, or their equivalent, as determined by the Trustees. With the written permission of the Trustees, exterior walls of Buildings not facing streets may be constructed of painted concrete blocks, provided returns of twenty feet (20') are constructed from walls facing streets of the same material as the material on walls facing streets.

6.03 The improvements on each Building Site shall include a flagpole flying the American flag or the flag of national origin of the occupant of a Building on said Building Site.

6.04 The exterior of all Buildings on a Building Site shall be illuminated according to a plan approved in writing by the Trustees.

6.05 In the event that any Building or other improvement on a Building Site is to be constructed or otherwise improved with an exposed metal roof, such as a standing seam metal roof or similar installations, the Trustees may require that said roof be finished with an enduring finish in a color approved by the Trustees to achieve an aesthetically pleasing appearance of said roof from other portions of the Entire Tract.

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

ARTICLE 7
LANDSCAPING AND MAINTENANCE OF GROUNDS AND BUILDINGS

7.01 The maintenance of all land, Buildings and other Structures in the Entire Tract is the continuing responsibility and obligation of each Record Owner and each of the same covenant and agree with the other Record Owners and the Trustees to keep and maintain the same in accordance with the provisions of this Declaration. The standards of maintenance of all improvements in the Entire Tract shall be determined by the Trustees in their sole reasonable judgment and shall be based upon the terms and provisions of these covenants and the intent of these covenants to create and maintain a modern and prestigious business park consistent with the provisions of Article 2 hereof.

         (a) All land areas between required Building Lines and property lines (including street rights-of-way adjoining the same) of a Building Site which has been improved with a Building, not used for drives, walks or parking areas, must be attractively landscaped and maintained as lawn and landscaped areas. Weeds and undergrowth must be kept mowed to a height of not more than twelve inches (12") on all other unimproved land areas. Common Areas shall he kept in a clean and orderly condition as determined by the Trustees and in accordance with the provisions of Article 16 hereof.

         (b) No trash, debris or litter shall be permitted on any Building Site and it shall be the responsibility of each Record Owner to conduct its business in a manner which will not result in the same being generated on its or other Building Sites.

         (c) Exterior surfaces of Buildings, Structures and other improvements, including all paved areas, must be kept in a good condition and state of repair and otherwise in conformity with the intent of these Restrictions. Said exteriors shall be maintained and renewed or replaced as necessary to keep the same consistent with the plans therefore originally approved by the Trustees. Color or finish of exterior surfaces shall not be changed except as the same may be approved by the Trustees.

7.02 Improved Building Sites shall be landscaped in accordance with a plan submitted to and approved in writing by the Trustees; and no tenant or Record Owner shall occupy the Building or Structure until such plan, together with adequate provisions for implementing the same, has been so approved. The plan shall include the use of conifers and tall evergreens, particularly in the screened areas defined in Article 5.02 above, as well as in other areas of the site that require plantings. Owners are urged to also provide groupings of conifers and tall evergreens in areas between property lines and Building Lines along streets and abutting Common Properties to provide year round screening in these areas.

         Minimum size of trees to be installed upon improved Building Sites at the time of initial or replacement planting shall be as follows:

                     Shade Trees- 2-2 1/2" calipers
                     Flowering and ornamental trees - 5-6' high
                     Conifers - 5-6' high
                     Upright evergreens - 4' high

7.03 It is the intent of Declarant that landscaping shall be provided in a manner and to an extent to properly compliment the building improvements on a site and to properly screen parking and loading areas. Initial planting, exclusive of sodding, seeding, and

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

ARTICLE 7
LANDSCAPING AND MAINTENANCE OF GROUNDS AND BUILDINGS

7.03 lawn sprinkler system shall be included at a cost or value of not less than two percent (2%) of the estimated cost of building and other improvements up to $250,000; and one percent (1%) of the estimated cost over $250,000 and less than $500,000; and one-half percent (1/2%) for any cost or value over $500,000.

7.04 The landscape development, having been installed, shall be maintained by the Record Owner or tenant of the Building Site in a neat and adequate manner, which shall include the mowing of lawns, trimming of hedges, fertilizing, watering when needed, and removal of weeds from planted areas on Record Owner's Building Sites and public rights-of-way adjacent thereto. Maintenance of the landscaping development shall include replacement of all plant material included in the approved landscaping plan, as well as replacement of any street trees on or adjacent to a Building Site originally provided by Declarant.

7.05 Installation and utilization of an automatic underground lawn and landscape watering system is required for each Building Site which has been improved with a Building pursuant to this Declaration. Said system shall be designed so as to properly water all lawn and landscaped areas of a Building Site.

         The Trustees may waive the installation of a watering system in areas of a Building Site other than between Building Lines and property lines if such area is held for the expansion of a Building or parking areas. Such a waiver shall only be for the term and under conditions stated in the written approval of the Trustees regarding said improvements.

7.06 The approved plan for landscaping the Building Site may not be altered without written approval by the Trustees.

7.07 Each Record Owner and tenant shall keep its premises, Buildings, improvements and appurtenances in a safe, sightly, clean, neat and wholesome condition, and shall comply in all respects with all governmental, health and police requirements. Each Record Owner and tenant shall remove at its own expense any rubbish or trash of any character which may accumulate on its property and shall keep unlandscaped areas mowed as required by these Restrictions. Rubbish and trash shall not be disposed of on the premises by burning in open fires. Use of any incinerators shall only be with written approval of the Trustees.

7.08 A part of each Record Owner's obligations set forth in this Article shall be the implementation and maintenance of an erosion control program on its Building Site. This program shall be designed to insure that, to the greatest extent deemed practical by the Trustees, measures shall be taken to minimize water discharge from a Building Site onto the Common Properties in a manner to prevent erosion of banks or silting in of lakes on said Common Properties.

7.09 In the event any Record Owner or tenant does not comply with the provisions of this Article within ten (10) days after written notice by the Trustees, the Trustees and their representatives or employees shall have the right to enter on such Building Site and perform the work specified in such notice and the Record Owner or tenant shall pay the cost thereof upon demand. If the cost of such work is not paid within ten (10) days after demand is made therefor upon such Record Owner or tenant, it shall become a lien on such land the same as and enforceable to the extent provided for assessment in this Declaration.

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

ARTICLE 8
OUTSIDE STORAGE

8.01 No outside storage of any type, including but not limited to materials, supplies, equipment, vehicles, finished or semifinished products, raw materials or articles of any nature shall be stored or permitted to remain on any Building Site outside of the Building or Buildings constructed thereon, without the written approval of the Trustees. Any permitted storage shall be screened and/or fenced in a manner so as to not be objectionable to any occupant of other Building Sites in the Entire Tract, and shall be continued only in accordance with the terms of the Trustee's approval.

8.02 Facilities for storage of waste and rubbish shall be maintained within a screened area in closed metal containers of type approved by the Trustees in writing and only in locations approved by the Trustees in writing.

8.03 The bulk storage of any liquids or materials on the outside of Buildings shall be permitted only in locations and in a manner as may he approved in writing by the Trustees.

ARTICLE 9
MINERALS

9.01 No oil or gas drilling, oil development, mining or quarrying operations of any kind shall be permitted upon the entire Tract, or any part thereof, nor shall oil wells, gas wells, tanks, tunnels, mineral excavations or shafts be permitted upon the Entire Tract or any part thereof without written approval of the Trustees.

ARTICLE 10
SIGNS

10.01 No sign shall be erected, placed or otherwise installed upon a Building Site or affixed to a Building, Structure, or other improvement erected on a Building Site until the plans for such sign shall have been approved in writing by the Trustees. All signs, whether or not included or excluded from the definition of such term in Section 1.01 (j) hereof (except such signs as may be wholly within a Building and not visible from outside thereof) shall be conservative and in good taste, shall be identification signs as distinguished from promotional signs or billboards, and shall comply with the general purposes of this Declaration as set forth in Section 2.01 hereof. Flashing or moving signs shall be prohibited. Product or service replicas or models shall be prohibited unless the same are conservative and in good taste, are for identification purposes as distinguished from promotional purposes, and shall comply with the general purposes of this Declaration as set forth in Section 2.01 hereof. Declarant, or its agent, or authorized agents of Record Owners, shall be permitted to erect a reasonable number of Signs, which shall be conservative and in good taste, for the purpose of identifying the development and advertising the availability of Buildings and Building Sites therein, but the same shall only be permitted as authorized by the Trustees.

ARTICLE 11
PERFORMANCE STANDARDS

11.01 No operation shall be conducted on any Building Site or any part thereof which results in the emission of noise, smoke, dust, dirt, fly ash or odor to an extent to be reasonably objectionable to any other Record Owner or occupant of other Building Sites in the Entire Tract.

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

ARTICLE 12
RIGHT TO REPURCHASE

12.01 If, after the expiration of two (2) years from the date of conveyance of any Building Site within the Entire Tract, any Record Owner (or anyone claiming under such Record Owner) shall not have begun in good faith (subject, however, to Unavoidable Delays) the construction of an acceptable and approved Building upon such Building Site for the uses permitted hereunder, and thereafter, with diligence, prosecuted such construction in strict compliance with the provisions hereof, Declarant may within a two (2) year period thereafter, at its option, require the Record Owner to reconvey the Building Site to Declarant, free and clear from all liens, charges, encumbrances, tenancies and other such title exceptions except those in existence at the time of such original conveyance, and at such time Declarant shall refund to the Record Owner the purchase price and enter into possession of said Building Site. At any time Declarant may extend, in writing, the time in which such Building may be commenced and/or completed. Such right to repurchase shall be an additional material consideration to Declarant for the conveyance of any Building Site. A notice of such right to repurchase or an agreement with respect to such right may be included in contracts for sale or in deeds by which Declarant conveys title, but the failure in any particular transaction so to include either the notice or the agreement or both shall not deprive Declarant of such right without specific recitation to such effect in such contracts and deeds.

ARTICLE 13
UTILITY CONNECTION

13.01 All public utility connections and installations of wires and conduits to Buildings shall be made underground from the nearest available power source. No transformer, electric, gas or other meter of any type or other apparatus shall be located on any power pole but the same shall be placed on or below the surface of the land or hung on the outside of a Building on a wall not facing a street, and where placed on the surface of the land shall be adequately screened and fenced, and all such installations shall be subject to prior written approval of the Trustees.

13.02 The provisions of this Article 13 shall not operate to prohibit or modify the overhead electrical transmission line of Kansas City Power & Light Company located on portions of the Entire Tract at the date of these Restrictions.

ARTICLE 14
SUBDIVISION

14.01 No Building Site shall be subdivided, nor shall any portion be separately sold, leased or rented, until a plan for such proposed subdivision or separate sale, leasing or renting, shall have been submitted to and approved by the Trustees in writing.

ARTICLE 15
THE BOARD OF TRUSTEES

15.01 There hereby is established a Board of Trustees, for all purposes set forth in these Restrictions, which shall consist of three members. Declarant hereby appoints Hugh J. Zimmer, David J. Zimmer, and Ellen B. Zimmer, as the initial Board of Trustees, the appointment to be effective upon the recordation of this declaration in the Office of the Recorder of Deeds for Johnson County, Kansas, who shall hold office until their respective successors are appointed and qualified, unless sooner removed pursuant hereto.

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

ARTICLE 15
THE BOARD OF TRUSTEES

15.02 So long as fifty percent (50%) or more of the acreage subject to these Restrictions (exclusive of public roadways and Common Properties) is owned by Declarant, the three (3) members of the Board of Trustees shall be appointed by Declarant. So long as twenty percent (20%) to forty-nine percent (49%) of the acreage subject to these Restrictions is owned by Declarant, two (2) members shall be appointed by Declarant and one (1) member shall be elected by the other Record Owners. So long as five percent (5%) to nineteen percent (19%) of the acreage subject to these restrictions is owned by Declarant, one (1) member shall be appointed by it and two (2) members shall be elected by the other Record Owners. If less than five percent (5%) of the acreage subject to these Restrictions is owned by Declarant, all of the members of the Board of Trustees shall be elected by the other Record Owners.

15.03 Subject to the provisions of 15.02, in all elections for members of the Board of Trustees, every Record Owner shall have the right to vote in person or by proxy, having one (1) vote for each full acre owned, and fraction of an acre owned in excess of one-half (1/2) acre, for as many persons as there are Trustees to be elected, or to accumulate said votes and give one (1) candidate as many votes as the number of Trustees multiplied by the total number of full acres and fractional acres in excess of one-half (1/2) of an acre shall equal, or to distribute such votes on the same principle among as many candidates as a Record Owner shall see fit.

15.04 The term of office of the members of the Board of Trustees shall be for two (2) years and shall run from January 1st through December 31st of the second year or until their successors are elected and/or appointed and qualified; provided, however, that upon written notice by the Record Owners of over fifty percent (50%) of the square foot land area of the Entire Tract (exclusive of public road ways and Common Properties) the term of any Trustee shall automatically terminate and the unexpired term shall be filled in accordance with provisions of this Article within thirty (30) days from the date of said termination.

15.05 Two (2) members of the Board of Trustees shall constitute a quorum, and actions of the Board shall be by majority vote of those members in attendance at any meeting at which there is a quorum present. The Board of Trustees shall promulgate operating procedures for the conduct of its affairs, which procedures shall provide for written notice to all Trustees of meetings, given at least three (3) days prior to any such meeting, provided that such notice may be waived. However, if all Trustees severally or collectively consent in writing to any action to be taken by the Trustees, such consents shall have the same force and effect as a unanimous vote of the Trustees or a resolution unanimously passed by the Trustees at a meeting duly held, and may be hereinafter referred to as such. Such consent shall be filed with the minutes of the meetings of the Trustees.

15.06 The Board of Trustees shall provide for the enforcement of the Restrictions herein set forth, shall establish policies and procedures for the review and approval of plans and the like required by these Restrictions, shall have the right to provide for any improvements or maintenance of improvements, or services, which they may deem necessary or desirable, shall have the power as hereinafter provided to levy assessments, shall set dates for the election of Trustees when such elections are appropriate, and shall otherwise establish such procedures and policies necessary or deemed desirable to provide for the general welfare of the Entire Tract, in accordance with the spirit and letter of the Restrictions set forth in this Declaration.

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

ARTICLE 15
THE BOARD OF TRUSTEES

15.07 Without limiting the generality of the foregoing, the Board of Trustees shall have the following powers, provided, however, that nothing herein contained shall be deemed to prevent any Record Owner having the contractual right to do so from enforcing any Restrictions in its own name:

         (a) To enforce, either in the name of one or more Trustees, or in the name of any Record Owner within the Entire Tract, any and all Restrictions herein contained. The expenses and costs, if any, in such proceedings shall be paid out of the funds of the Trustees raised by assessments or otherwise.

         (b) To provide for the plowing or removal of snow from sidewalks and streets.

         (c) To care for, protect and replant trees, shrubbery, grass and other improvements on all parkways, streets, Common Properties and in other public places.

         (d) To mow, care for and maintain parkways in front of vacant or other property and to cut and remove weeds and grass from such parkways, vacant property or other places; to pick up and remove therefrom loose material, trash and rubbish of all kinds and to do such other things necessary or desirable to keep vacant and unimproved property neat in appearance and in good order.

         (e) To provide and maintain such lights as the Trustees may deem advisable on streets, parks, parkways, gateways, entrances or other features, Common Properties and in other public or semi-public places.

         (f) To exercise such control over streets, sidewalks, parks, Common Properties and pedestrian ways as may be within its powers including the cleaning of the same, and the erection and maintenance of street signs.

         (g) To acquire and hold the title in its name, or the name of one of the Trustees or a nominee or otherwise, to such real estate and easements as may be reasonably necessary to carry out purposes of this Declaration, or to the Common Properties, and to pay taxes on such real estate as may be so used by it, as well as such taxes as may be assessed against land in public or semi-public places or the Common Properties.

         (h) To provide for grounds and lawn maintenance, snow removal, trash removal or other services to be performed for Record Owners on their Building Sites, all of said services to be billed to and paid for by said Record Owners. If the Trustees so determine, said services may he mandatory on all Building Sites and shall be according to a degree and specification consistent with the intent of these Restrictions. Said services may he performed by employees of the Trustees or their agents, or may he performed by contract or both. The charges for such services shall be comparable to prevailing charges for similar services in the area and shall be equitably billed to each Record Owner. Said billings shall be in a manner determined by the Trustees and may include reasonable charges for administration and supervision, as well as for other direct and indirect costs approved by the Trustees. The Trustees may, in their sole discretion, exempt any Record Owner from the obligation to accept such services. All charges billed in accordance with this Section shall be collectible in the manner called for regarding payment of assessments and shall constitute liens as hereinafter provided.

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

ARTICLE 15
THE BOARD OF TRUSTEES

15.08 The Trustees shall have power to levy assessments upon and against the Record Owners and against the Building Sites themselves for the purpose of carrying out the general duties and powers of the Board of Trustees set forth in this Article and elsewhere in these Restrictions. In making such assessments, the Trustees may levy a charge of not more than $.005 per square foot of land area in the Entire Tract in any one (1) calendar year against the Record Owners of property and the Building Sites themselves within the Entire Tract, apportioned to and against such property and Building Sites according to the square foot area of land contained therein. Such maximum amount may not be exceeded, provided, however, that such maximum amount shall be changed, if the change results in an increase, but not if the change results in a decrease, on the fifth (5th) anniversary of the date of the recording of this Declaration in the Recorder of Deeds of Johnson County, Kansas, and on each successive fifth (5th) anniversary thereafter, to an amount in each case, which is the product of five (5) mills, multiplied by a fraction, the numerator of which shall be the Consumer Price Index for Urban Wage Earners and Clerical Workers, U.S. City Average, All Items (1967 equals 100) published by the Bureau of Labor Statistics, United States Department of Labor ("CPI-U"), or its successor or other comparable index in the event of the discontinuance of CPI-U, for June of the calendar year in which each fifth (5th) anniversary falls, and the denominator of which shall be the CPI-U as defined above for December, 1985. Any charge pursuant to Article 7.09 or 15.07 (h) enforceable as an assessment lien shall not be limited as herein set forth, but shall be in the amount as set forth in said Articles. All assessments shall be made in the manner and subject to the following provisions:

         (a) Notice of the levying of all assessments shall be given by mail, addressed to the address for such Record Owner as set forth in the deed from Declarant conveying title to the Building Site in question or to such other address as the Record Owner may have given notice pursuant to Section 19.01 hereof and deposited in the United States mail with postage prepaid, or may be given by posting a brief notice of the assessment upon the Building Site itself.

         (b) Every assessment shall become due and payable upon the date set forth in the notice thereof, which shall not be less than thirty (30) days after such notice. From and after the date when said payment is due, the same shall bear interest at the Kansas legal rate of interest per annum until paid, and such payment with accrued interest shall constitute a lien on the affected property which shall continue in full force and effect until the amount is fully paid. At any time after the passage of the resolution (whether at a meeting or by consent) levying an assessment and its entry in its minutes, the Board of Trustees or any one of the Trustees acting in behalf of the Board, may, in addition, execute and acknowledge an instrument reciting the levy of the assessment with respect to any one or more Building Sites and cause the same to be recorded in the Johnson County, Kansas Recorder's office; and the Board of Trustees may upon payment cancel or release any one or more Building Sites from the liability of the assessment (as shown by recorded instrument) by recording (at the expense of the affected owner) a like instrument releasing such assessment with respect to any property affected. The Trustees shall cause to be noted from time to time in the minutes of their proceedings or in other appropriate records the payments made on account of assessments. All statutory laws and rights for enforcing and collecting general taxes in the State of Kansas, now or hereafter existing, are conferred upon the Trustees, and the Trustees may bring suits to collect such assessment or enforce such liens. Such liens shall continue for a period of three years from the date of delinquency, unless within such time suit shall have

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

ARTICLE 15
THE BOARD OF TRUSTEES

15.08    (b)      been instituted for the collection of the assessment, in which event the lien shall continue until termination of the suit and satisfaction of the judgment resulting therefrom.

15.09 In addition to the annual charges permitted in Section 15.08 above, the Trustees shall have the right to levy special assessments on all of the Building Sites in the Entire Tract for the sole purpose of reconstruction, unexpected repair or replacement of improvements within the Common Properties of SOUTHLAKE. Such special assessments shall only be levied after at least thirty (30) days' notice to each Record Owner specifying the nature and amount of such proposed special assessment and the approval of the same by a vote representing approval by the Record Owners of a majority of the acreage in the Entire Tract. After approval as set forth herein, special assessments shall be subject to collection in the same manner as annual charges set forth in 15.08 above.

15.10 The Board of Trustees shall have all powers and authority necessary or desirable to carry out the spirit and letter of the Restrictions set forth in this Declaration even though such powers and authority are not specifically granted in this Declaration.

15.11 The Board of Trustees shall have such bank accounts in which shall be deposited the funds of the Board of Trustees, whether raised by assessment or otherwise, in such banks, and requiring such signatures for withdrawal as the Board of Trustees shall determine. The Board of Trustees shall keep books of account relating to the collection and disbursement of funds.

15.12 The Board of Trustees may, at any time, and from time to time, create and terminate an association or associations to be composed of Record Owners or their tenants or both in the Entire Tract. The Association shall be incorporated or unincorporated as the Trustees shall determine, shall have such duration and such articles and bylaws as the Trustees shall determine, and shall have such duties, powers and responsibilities as the Trustees shall determine and assign to it, including, but not limited to, such of the powers and duties of the Trustees as are set forth in this Article.

ARTICLE 16
COMMON PROPERTIES

16.01 Common Properties, as the same may be vested in SOUTHLAKE, shall be held by the Trustees for the use and benefit of all Record Owners and their employees and invitees in the Entire Tract, and others as may he determined by the Trustees. The Trustees may hold the Common Properties in fee simple, by easement, or in any other manner approved by the Trustees.

16.02 The Trustees shall establish such rules and regulations for the use of Common Properties by Record Owners and others as they shall deem to be appropriate and shall have the right to enforce the same with the same authority granted by these Covenants.

16.03 The Trustees shall establish standards of maintenance for the Common Properties which shall be consistent with the intent of these Restrictions and shall maintain the same in accordance with such standards.

16.04 The Trustees shall have the right to enter into contracts with the City of Lenexa or other appropriate public bodies for the maintenance, use, control, development, and operation of the Common Properties, all in the sole discretion of the Trustees. The


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

ARTICLE 16
COMMON PROPERTIES

16.04 rights referred to in this Article may include conveyance by easement, contract, or in fee simple of all or any part of the Common Areas as determined by the Trustees.

ARTICLE 17
ADDITIONAL LAND TO BE MADE SUBJECT HERETO

17.01 Declarant, from time to time, shall have the right at any time before it has conveyed all of the land then subject hereto to render other lands also subject and subservient to the Restrictions, if such land is contiguous, adjoining or adjacent to the Entire Tract or some point thereof, or if separated from the Entire Tract only by a dedicated street, by executing, delivering to the Board of Trustees, and recording a supplement to the Restrictions stating:

         (a) A description of the land to be added and made subject to the Restrictions.

         (b) A statement that Declarant is the owner in fee simple of such land; or, in lieu thereof, a statement that all persons joining in such supplement constitute the entire fee simple ownership of such land.

         (c) A statement of any additional restrictions or burdens to which the land to be added shall be subjected, if any, and a statement of any restrictions or provisions of the Restrictions which shall in whole or in part not be applicable to such land to be added, or which shall be applicable in modified form, if any; provided, however, that such land to be added must be subject to assessment as herein provided.

17.02 Following the execution, delivery and recording of such supplement, but subject to its terms, such land to be added and the then or future owners thereof shall in all respects be fully subject to the Restrictions and all rights, privileges, obligations and the like set forth herein, except as otherwise provided in such supplement, including, but not limited to, the right to serve as and elect members of the Board of Trustees and to the payment of assessments as though said land had originally been included in and subject to these Restrictions.

ARTICLE 18
ENFORCEMENT AND DURATION

18.01 The conditions, covenants, restrictions and reservations herein contained shall run with the land, and be binding upon and inure to the benefit of Declarant and the now and future Record Owners of every part of the land now or hereafter covered by the provisions hereof; shall create mutual, equitable servitudes upon each Building Site in favor of every other such Building site; and shall create reciprocal rights and obligations between and among Declarant and the respective Record Owners and tenants of all Building Sites and privity of contract and estate between Declarant and all grantees of said Building Sites, their heirs, successors and assigns.

18.02 These conditions, covenants, restrictions and reservations may be enforced as herein provided and by Declarant, any Record Owner, or any Tenant with approval of the Record Owner of the Building Site of which the Tenant occupies in whole or in part, as well as by the Trustees acting on behalf of Declarant and Record Owners, and violation of any conditions, covenant, restriction or reservation herein contained shall give to Declarant, the Trustees, the Association and to the Record Owners or any of them, the right to bring proceedings at law or in equity against the party or parties violating or

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

ARTICLE 18
ENFORCEMENT AND DURATION

18.02 attempting to violate any of said covenants, conditions, restrictions and reservations; to enjoin them from so doing; to cause such violation to be remedied; or to recover damages resulting from any such violation. Every act, omission to act, or condition which violates the covenants, conditions, restrictions and reservations herein contained shall constitute a nuisance and every remedy available at law or in equity for the abatement of public or private nuisances shall he available to Declarant, the Record Owners, the Association and the Trustees. In any legal or equitable proceeding to enforce the provisions hereof or to enjoin their violation, the party or parties against whom judgment is entered shall pay the reasonable attorneys' fees of the party or parties for whom judgment is entered in such amount as may be fixed by the court in such proceeding. Such remedies shall be cumulative and not exclusive.

18.03 It is understood that from time to time Declarant or other Record Owners may dedicate portions of the Entire Tract to various governmental bodies to be used as public streets, parks, or for similar purposes essential to the use and development of the Entire Tract. It is further understood that Declarant may also from time to time designate certain portions of the Entire Tract to be used for private roads or Common Properties, without dedication to governmental bodies. So long as any of the foregoing are dedicated or conveyed by deed or easement for purposes as set forth above, and are used for such purposes, they shall be automatically released from this Declaration including the obligation for assessments set forth in Article 15. In the event, however, that any of the foregoing are vacated, and revert to and become a part of adjoining Building Sites, they shall automatically come under the terms and provisions of this Declaration.

18.04 All restrictions and other provisions herein contained shall be deemed prior and superior to all mortgages and deeds of trust hereafter executed upon land subject to this Declaration, and to all leases covering part or all of any Building Site; provided, however, the violation of these restrictions shall not defeat nor render invalid the lien of any mortgage or deed of trust made in good faith and for value, nor the leasehold estate of any tenant except to the extent otherwise expressly provided in its lease. If any portion of the land is sold under foreclosure of any mortgage or deed of trust, any purchaser at such sale, and his successors and assigns, shall hold any and all of such properties purchased subject to all of the Restrictions and other provisions hereof as fully as if he were an original party to this Declaration.

18.05 The failure of Declarant, the Trustees, the Association or any Record Owner to take action to enforce the provisions hereof or to enjoin their violation shall in no event be deemed a waiver of its right to subsequently do so, nor shall it be deemed a waiver of any subsequent default or of the continuation of any existing default.

18.06 Invalidation of any part or parts of this Declaration by judgment or court action shall in no way affect any of the other provisions which shall remain in full force and effect.

18.07 These Restrictions shall run with the land and shall he binding upon and shall inure to the benefit of all parties and all persons claiming under or through Declarant or any Record Owner until December 31, 2015, at which time the Restrictions shall be automatically extended for successive periods of ten (10) years; provided, however, that at any time the Record Owners of more than fifty percent (50%) of the acreage in the Entire Tract, and Declarant (whose acreage may be included for the fifty percent (50%) computation) may, by written declaration signed and acknowledged by them and recorded in the office of the Recorder of Deeds for Johnson County, Kansas, alter, amend, modify or terminate these Restrictions, except that no amendment shall be made which shall change Section 3.06, the maximum amount of the assessments


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

ARTICLE 18
ENFORCEMENT AND DURATION

18.07 provided for in Section 15.08, or the provisions protecting mortgages, deeds of trust, and leasehold estates in Section 18.04, without the agreement of one hundred percent (100%) of the Record Owners.

ARTICLE 19
MISCELLANEOUS

19.01 All notices, consents, approvals or other communications (herein called Notices) required or permitted to be given hereunder shall be in writing and shall be deemed to have been properly given if sent by registered or certified mail, postage prepaid, if to Declarant, or the Trustees, addressed to Declarant at 1220 Washington, P.O. Box 414317, Kansas City, Missouri 64141, or to any Record Owner at the address specified in the deed from Declarant to the Record Owner owning the Building Site in question, or at such other address as shall be furnished to Declarant by a Record Owner in accordance with the terms of this Section 19.01 or to the street address of a Building located on a Building Site. Declarant, the Trustees, or any Record Owner may change the address to which Notices are to be sent in the manner herein before provided. Notices shall be deemed given on the date of the registration or certification thereof. Declarant shall not be bound by any change in record ownership of any Building Site until it has been given notice of such change in ownership in the manner herein provided for the giving of Notices.

19.02 Every person who now or hereafter owns or acquires any rights, title, estate or interest to any portion of the property covered hereby is and shall be conclusively deemed to have consented and agreed to every covenant, condition and restriction contained herein, whether or not reference to this Declaration is contained in the instrument by which such person acquired an interest in said property.

19.03 This Agreement and the separate provisions thereof shall be construed and enforced in accordance with the laws of the State of Kansas.

         IN WITNESS WHEREOF, LENEXA INDUSTRIAL PARK, INC. has caused this Declaration to be duly executed as of the date first above written.

                            LENEXA INDUSTRIAL PARK, INC.



                            By: /s/ Hugh J. Zimmer
                               -------------------------------
                               Hugh J. Zimmer, President


ATTEST:



/s/ Oneta F. Copeland
--------------------------------
Oneta F. Copeland, Secretary


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

STATE Of MISSOURI )
                  ) ss.
COUNTY OF CLAY    )


On this 1st day of April, 1986, personally appeared Hugh J. Zimmer to me personally known, who being duly sworn, did say that he is President of Lenexa Industrial Park, Inc., that the seal affixed to the foregoing instrument was signed and sealed on behalf of said corporation and said Hugh J. Zimmer acknowledged said instrument to be the free act and deed of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my notarial seal at my office in Kansas City, Missouri, the day and year last above written.

My commission expires:


June 24, 1989                         /s/ Cheryl A. Brockman
-------------                         ----------------------
                                      Cheryl A. Brockman
                                      Notary Public



EXHIBIT 1

All that part of the North One-Half of Section 17, Township 13, Range 24, now in the City of Lenexa, Johnson County, Kansas, more particularly described as follows: Beginning at the Northwest corner of said Section 17; thence North
90 (degree) East, along the North line of said Section 17, a distance of 5299.71 feet, to the Northeast corner of said Section 17; thence South 0 (degree) 31'59" West, along the East line of the Northeast Quarter of said Section 17, a distance of 165.00 feet; thence South 90 (degree) West, parallel with the North line of said Section 17, a distance of 220.00 feet; thence South
0 (degree) 31'59" West, parallel with the East line of the Northeast Quarter of said Section 17, a distance of 120.00 feet; thence North 90 (degree) East, parallel with the North line of said Section 17, a distance of 220.00 feet, to a point on the East line of the Northeast Quarter of said Section 17; thence South 0 (degree 31'59" West, along said East line, a distance of 116.00 feet; thence North 87 (degree) 38'58" West, a distance of 311.40 feet; thence South
0 (degree) 31'59" West, parallel with the East line of the Northeast Quarter of said Section 17, a distance of 182.50 feet; thence South 8 (degree) 38'58" East, a distance of 311.40 feet, to a point on the East line of the Northeast Quarter of said Section 17; thence South 0(degree) 31'59" West, along said East line, a distance of 377.74 feet, to a point on the Westerly right-of-way line of the St. Louis and San Francisco Railroad and the Missouri and Kansas Interurban Railway Company; thence South 33 (degree) 32'14" West, along said Westerly Railroad right-of-way line, a distance of 2028.93 feet, to a point on the South line of the Northeast Quarter of said Section 17; thence North 89 (degree) 56'09" West, along said South line, a distance of 1538.74 feet, to the Southwest corner of the Northeast Quarter of said Section 17; thence North 89 (degree) 55'30" West, along the South line of the Northwest Quarter of said Section 17, a distance of 2639.70 feet, to the Southwest corner of the Northwest Quarter of said Section 17; thence North 0(degree)11'10" East, along the West line of the Northwest Quarter of said Section 17, a distance of 2647.20 feet, to the Point of Beginning, containing 298.6062 acres, more or less.

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